SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 13, 2003

Community Trust Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Kentucky	61-0979818
(State or other jurisdiction of	(IRS Employer Identification Number)
Incorporation or organization)

346 North Mayo Trail
Pikeville, Kentucky	41501
(Address of principal executive offices)	(Zip code)

(606) 432-1414

(Registrant's telephone number, including area code)

Item 9. Regulation FD Disclosure--Issuance of Press Release on Increase in Stock Repurchase Program

Community Trust Bancorp, Inc. announces an increase in its stock repurchase program in press release dated May 13, 2003.

See Exhibit 1.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMMUNITY TRUST BANCORP, INC.

By:

Date:	May 13, 2003	/s/ Jean R. Hale
Jean R. Hale
Vice Chairman, President and Chief Executive Officer